Exhibit 5.1

November 10, 2015

AAC Holdings, Inc.

115 East Park Drive, Second Floor

Brentwood, TN 37027

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Nevada counsel to AAC Holdings, Inc., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration and resale of up to 833,333 shares of the Corporation’s common stock, $0.001 par value per share (the “Shares”), issuable to Deerfield Private Design Fund III, L.P., Deerfield International Master Fund, L.P. and Deerfield Partners, L.P. (collectively, the “Selling Stockholders”) upon conversion of the 2.5% subordinated convertible notes in the original principal amount of $25,000,000.00 (the “Convertible Notes”) held by the Selling Stockholders, where the Shares may be sold by the Selling Stockholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have examined the following documents: (a) the Articles of Incorporation of the Corporation, as filed with the Nevada Secretary of State on February 12, 2014 (the “Articles”); (b) the Amended and Restated Bylaws of the Corporation (the “Bylaws”); (c) resolutions adopted by the Corporation’s board of directors authorizing the filing of the Registration Statement with the Commission (the “Directors’ Resolutions”); (d) the Registration Statement and the exhibits thereto; (e) the prospectus contained within the Registration Statement; and (f) a certificate of certain duly authorized officers of the Corporation, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Articles, the Bylaws and the Directors’ Resolutions are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption or approval of the Directors’ Resolutions. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of

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AAC Holdings, Inc.

November 10, 2015

the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, if and when issued upon conversion from time to time of the Convertible Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP